EXHIBIT 10.1


                             AMENDMENT NUMBER 2

                                     TO

                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------

      THIS IS AMENDMENT NUMBER 2 (the "Amendment") being executed and delivered by and between Rapid Link, Incorporated, a Delaware corporation ("Rapid Link"), and GCA Strategic Investment Fund Limited, a Bermuda corporation ("GCASIF"), and dated as of November 26, 2005 in order to amend that certain Securities Purchase Agreement by and between Rapid Link and the GCASIF dated as of January 23, 2002 as amended by Amendment Number 1 dated June 1, 2005 (the "Securities Purchase Agreement").


                                   RECITALS


      The parties to this Amendment wish to amend certain terms of that certain secured promissory note dated as of January 23, 2002 in the principal amount of $550,000 issued pursuant to the Securities Purchase Agreement (the "Primary Note"), to extend the Maturity Date.


                                  AGREEMENT

      NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the sufficiency, mutuality and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Amendment of the Primary Note. The Primary Note shall be amended such that the Maturity Date shall be changed to November 26, 2006.

      2. No Other Effect on the Securities Purchase Agreement or 6% Convertible Debenture. Except as amended by this Amendment, the Securities Purchase Agreement and 6% Convertible Debenture remains in full force and effect.

      3. Effective Date. This Amendment shall be effective as of November 26, 2005 (the "Effective Date").

      4. Miscellaneous.

           (a) Captions; Certain Definitions. Titles and captions of or in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any of its provisions. All capitalized terms not otherwise defined herein shall have the meaning therefor, as set forth in the Securities Purchase Agreement.

           (b) Controlling Law. This Amendment is governed by, and shall be construed and enforced in accordance with the laws of the State of Delaware (except the laws of that jurisdiction that would render such choice of laws ineffective).

           (c) Counterpart. This Amendment may be executed in one or more counterparts (one counterpart reflecting the signatures of all parties), each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Amendment or its terms to account for more than one of such counterparts. This Amendment may be executed by each party upon a separate copy, and one or more execution pages may be detached from a copy of this Amendment and attached to another copy in order to form one or more counterparts.


      IN WITNESS WHEREOF, this Amendment has been executed and delivered by Rapid Link and GCASIF as of the date first set forth above.


 Rapid Link                  Rapid Link, Incorporated

                             By:
                             Name: _____________________________
                             Title: ____________________________



 GCASIF:                     GCA STRATEGIC INVESTMENT FUND LIMITED

                             By:
                             Name: _____________________________
                             Title: ____________________________


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